EXHIBIT 3.1

*091203*

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Amendment to Articles of Organization (PURSUANT TO NRS 86.221)	Filed in the office of Barbara K. Cegaske Secretary of State State of Nevada	Document Number 20170137015-37

Filing Date and Time 03/30/2017 7:37AM

Entity Number E0002152013-8

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Organization
For a Nevada Limited-Liability Company
(Pursuant to NRS 86.221)

1.	Name of limited-liability company:

LUCKYCOM INC.

2.	The company is managed by: ☒ Managers OR ☐ Members (check only one box)

3.	The articles have been amended as follows: (provide article numbers, if available)*
        1 . Name of Corporation: LUCKYCOM PHARMACEUTICALS INC.
4.	Effective date and time of filing: (optional) Date: March 30, 2017 Time:
(must not be later than 90 days after the certificate is filed)

5.	Signature (must be signed) by at least one manager or by a managing member):

/s/ Kingrich Lee
Signature

*  1) If amending company name, it must contain the words “Limited-Liability Company,” “Limited Company,” or “Limited,” or the abbreviations “Ltd.,” “L.L.C.,” or “L.C.,” “LLC” or “LC.” The word “Company” may be abbreviated as “Co.”
2) If adding managers, provide names and addresses.

FILING FEE: $175.00
IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 86.221 DLLC Amendment
Revised 1-5-15